Exhibit 10.12

Summary of terms of Loan Agreement

Made and entered into in                      on          of                     ,

By and among:	D. Medical Industries Ltd.
Of 7 Jabotinsky Street
Ramat Gan
(Hereinafter: the “Company”) On the first side;

And	[G Sense Ltd. / Nilimedix Ltd. / MedexSet Ltd., as applicable]
Company No.

(Hereinafter:“[name of subsidiary]”) On the second side;

WHEREAS, [name of subsidiary] approached the Company in a request for a loan in the amount of NIS                     , that will be linked to the CPI and will bear an annual interest of     %, for an unlimited period and up until      years from the date of the grant of the loan; and

WHEREAS, the Company was willing to grant the loan to [name of subsidiary];

NOW, THEREFORE, IT HAS BEEN PROVIDED AND AGREED AMONG

THE PARTIES AS FOLLOWS:

1.	Preamble and Interpretation

1.1	The preamble to this agreement, its parties’ representations and its attached annexes form an integral part hereof.

1.2	This agreement’s division into sections and annexes and the headings appearing herein were made for convenience purposes and may not be used for its interpretation.

2.	The Loan

2.1 Subject to what is stated in this agreement, the Company will lend [name of subsidiary] the sum of NIS                      (hereinafter: “The Loan”).

2.2 The Loan will be linked to the CPI (whereas on the date of repayment of the Loan, the ratio between the known index at the time of the repayment of the Loan and the known index on the date of grant of the Loan and the balance of the principal and interest will be revalued) and will bear an annual interest at the rate of     %. For avoidance of doubt it is clarified that the principal amount of the Loan together with linkage differentials and interest will be paid at the end of the Loan term.

2.3 The Loan will be for a period of              years commencing as of the date of grant of the Loan. Upon the lapse of a year following the date of execution of this agreement, the Company will be able to demand from [name of subsidiary] immediate repayment of the loan, and [name of subsidiary] shall be obligated to repay, within 90 days of the aforesaid demand, the unpaid balance of the Loan (Principal + interest + linkage differentials).

3.	General

3.1 This agreement fully reflects the parties’ agreements, and cancels all representations, understandings or agreements that have been made, if any, before signing this agreement.

3.2 The parties undertake to be faithful and honest, one towards the other.

3.3 The Tel-Aviv-Jaffa courts shall have exclusive jurisdiction regarding the execution of this agreement and the undertakings under it.

3.4 Any addendum and/or amendment to this agreement will not be valid unless made in writing and signed by the parties.

3.5 The parties’ addresses for this agreement’s purposes will be determined by the parties, as detailed in the aforesaid preamble. Any notice that will be sent from one party to the other in registered mail according to his address will be considered as if it reached its destination within 72 hours from the time it was given to the mail delivery, or if delivered by hand and/or by fax and/or any other instrument for message delivery – upon delivery.

In witness whereof, the undersigned parties have signed

[signature]	[signature]
The Company	[name of subsidiary]